As filed with the Securities and Exchange Commission on March 18, 1998
                             Registration No. 333-48057

                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549
                         ------------------------------------

                                   AMENDMENT NO. 1
                                          TO
                                       FORM S-4
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933
                         ------------------------------------

                                INDIANA UNITED BANCORP
                (Exact name of registrant as specified in its charter)

               INDIANA                         35-1562245
     (State or other jurisdiction of           (IRS Employer
     incorporation or organization)            Identification Number)

                                         6022
                             (Primary Standard Industrial
                             Classification Code Number)


                                   201 N. BROADWAY
                              GREENSBURG, INDIANA 47240
                                    (812) 663-0157

                 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                   ROBERT E. HOPTRY
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                INDIANA UNITED BANCORP
                                   201 N. BROADWAY
                              GREENSBURG, INDIANA 47240
                                    (812) 663-0157
                                 FAX: (812) 663-4812

                  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     Please send copies of all communications to:

David W. Harper, Esq.                   Robert T. Wildman, Esq.
2450 Meidinger Tower                    Henderson, Daily, Withrow & DeVoe
Louisville, Kentucky 40202              2600 One Indiana Square
(502) 583-3081                          Indianapolis, Indiana 46204
Fax:  (502) 583-2418                    (317) 639-4121
                                        Fax: (317) 639-0191

     Approximate date of commencement of proposed sale to public:

As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [_].

___________________________________________________________________
                    CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------
 TITLE OF EACH
    CLASS OF
 SECURITIES TO                PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
       BE       AMOUNT TO BE   OFFERING PRICE       AGGREGATE      REGISTRATION
 REGISTERED(1)   REGISTERED      PER UNIT(2)    OFFERING PRICE(2)    FEE(2)(3)
-------------------------------------------------------------------------------
 Common Shares
 without par
 value            1,136,417        $20.89          $23,740,000       $7,003.30
-------------------------------------------------------------------------------

     (1) This Registration Statement relates to the securities of the Registrant issuable to holders of Common Stock of P.T.C. Bancorp, Brookville, Indiana ("PTC"), an Indiana corporation, in the proposed merger of PTC with and into Registrant.

     (2) Pursuant to Rule 457(f)(2), the registration fee was computed on the basis of the book value of PTC Common Stock at September 30, 1997. The registration fee payable under Section 6(b) of the Securities Act of 1933, as amended, is $7,003.30.

     (3) No registration fee is payable because registrant has paid a greater amount in connection with the submission of preliminary proxy materials relating to the proposed merger to which this Registration Statement relates pursuant to Rule 0-11(a).

_______________________________________________________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Indiana Business Corporation Law, Registrant may indemnify directors and officers against liabilities asserted against or incurred by them while serving as such or while serving at its request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise if
(i) the individual's conduct was in good faith, (ii) the individual believed:
(A) in the case of conduct in the individual's official capacity, that the individual's conduct was in the corporation's best interests and (B) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, the individual either (A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. Because its articles of incorporation do not provide otherwise, Registrant is required under the Indiana Business Corporation Law to indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding in which the director or officer was a party because the director or officer was serving the corporation in such capacity against reasonable expenses incurred in connection with the proceeding.

     The articles of incorporation of Registrant require the indemnification of its directors and officers to the greatest extent permitted by the Indiana Business Corporation Law.

     The Indiana Business Corporation Law also permits Registrant to purchase and maintain on behalf of its directors and officers insurance against liabilities asserted against or incurred by an individual in such capacity, whether or not Registrant otherwise has the power to indemnify the individual against the same liability under the Indiana Business Corporation Law. Under a directors' and officers' liability insurance policy, directors and officers of Registrant are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The Exhibit Index appearing on the page following the signature page of this Registration Statement is hereby incorporated by reference.

     (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this Form.

ITEM 22.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensburg, State of Indiana, on the 18th day of March, 1998

                              INDIANA UNITED BANCORP


                              By: /s/ Robert E. Hoptry
                                  -------------------------------
                                   (Robert E. Hoptry, Chairman,
                                    President and Chief Executive
                                    Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           NAME                      CAPACITY                  DATE
           ----                      --------                  ----
 /s/ Robert E. Hoptry     Chairman of the Board, President
-----------------------   and Chief Executive Officer         March 18, 1998
 Robert E. Hoptry


                          Treasurer and Chief Financial
 /s/ Jay B. Fager         Officer (and Principal              March 18, 1998
-----------------------   Accounting Officer)
 Jay B. Fager

 /s/ William G. Barron*   Director                            March 18, 1998
-----------------------
 William G. Barron

 /s/ Philip A. Frantz*    Director                            March 18, 1998
-----------------------
 Philip A. Frantz

 /s/ Martin G. Wilson*    Director                            March 18, 1998
-----------------------
 Martin G. Wilson

 /s/ Edward J. Zoeller*   Director                            March 18, 1998
-----------------------
 Edward J. Zoeller


*By: /s/ Robert E. Hoptry
     -----------------------
       Robert E. Hoptry
       Attorney-in-Fact

                                    EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION

2* Agreement and Plan of Merger dated as of October 8, 1997 between Indiana United Bancorp and P.T.C. Bancorp, as amended (included as Annex A to the Proxy Statement/Prospectus that is part of the Registration Statement to which this Exhibit Index relates).

3.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Indiana United Bancorp filed June 16, 1986 with the Commission (Registration No. 33-06334), as amended by Articles of Amendment to Articles of Incorporation incorporated by reference to Exhibit 3(c) to the Annual Report on Form 10-K of Indiana United Bancorp for the fiscal year ended December 31, 1987 filed on or about March 30, 1988 with the Commission (Commission File No. 0-12422)).

3.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of Indiana United Bancorp for the fiscal year ended December 31, 1992 filed on or about March 30, 1993 with the Commission (Commission File No. 0-12422)).

4.1 Form of Indenture dated as of December 12, 1997 between Indiana United Bancorp and State Street Bank and Trust Company, as Trustee, with respect to 8.75% Subordinated Debentures due 2027 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-2 of Indiana United Bancorp filed November 19, 1997 with the Commission (Registration No. 333-40579)).

4.2       Form of Subordinated Debenture Certificate (included as an exhibit to
          Exhibit 4.1 to the Registration Statement on Form S-2 of Indiana United Bancorp filed November 19, 1997 with the Commission (Registration No. 333-40579)), which is incorporated by reference.

4.3 Form of IUB Capital Trust Amended and Restated Trust Agreement dated as of December 12, 1997 among Indiana United Bancorp, as Depositor, State Street Bank and Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-2 of Indiana United Bancorp filed November 19, 1997 with the Commission (Registration No. 333-40579)).

4.4 Form of Preferred Securities Guarantee Agreement dated as of December 12, 1997 between Indiana United Bancorp and State Street Bank and Trust Company (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-2 of Indiana United Bancorp filed November 19, 1997 with the Commission (Registration No. 333-40579)).

4.5 Form of Agreement as to Expenses and Liabilities dated as of December 12, 1997 between Indiana United Bancorp and IUB Capital Trust (included as an exhibit to Exhibit 4.5 to the Registration Statement on Form S-2 of Indiana United Bancorp filed November 19, 1997 with the Commission (Registration No. 333-40579)), which is incorporated by reference.

5* Opinion of David W. Harper, Esq. as to the legality of Indiana United Bancorp Common Stock.

8.1*      Tax opinion of Geo. S. Olive & Co. LLC.

8.2*      Tax opinion of Crowe, Chizek and Company LLP.

10.1 Employment Agreement dated as of October 10, 1995 between Indiana United Bancorp and Michael K. Bauer (incorporated by reference to
          Exhibit 10.4 to the Registration Statement on Form S-2 of Indiana United Bancorp filed November 19, 1997 with the Commission (Registration No. 333-40579)).

10.2*     Form of Employment Agreement between Indiana United Bancorp and James
          L. Saner (included as an exhibit to Annex A to the Proxy Statement/Prospectus that is part of the Registration Statement to which this Exhibit Index relates).

12 Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12 to the Registration Statement on Form S-2 of Indiana United Bancorp filed as an exhibit to Amendment No. 1 to such Registration Statement on December 3, 1997 with the Commission (Registration No. 333-40579)).

13.1 Annual Report to Shareholders of Indiana United Bancorp (incorporated by reference to Exhibit 13 to the Annual Report on Form 10-K of Indiana United Bancorp for the fiscal year ended December 31, 1996 filed on or about March 30, 1997 with the Commission (Commission File No. 0-12422)).

13.2 Quarterly Report on Form 10-Q (incorporated by reference to such report filed November 12, 1997 with the Commission (Commission File No. 0-12422)).

20.1* Form of letter from P.T.C. Bancorp to its shareholders regarding Special Meeting.

20.2* Form of letter from Indiana United Bancorp to its shareholders regarding Special Meeting.

20.3*     Form of Notice of Special Meeting of Shareholders of P.T.C. Bancorp.

20.4*     Form of Notice of Special Meeting of Shareholders of Indiana United
          Bancorp.

20.5*     Form of Proxy for Special Meeting of Shareholders of P.T.C. Bancorp.

20.6*     Form of Proxy for Special Meeting of Shareholders of Indiana United
          Bancorp.

20.7* Fairness opinion of Stifel, Nicolaus & Company, Incorporated, financial advisor to Indiana United Bancorp (included as Annex B to the Proxy Statement/Prospectus that is part of the Registration Statement to which this Exhibit Index relates).

20.8* Fairness opinion of Traub & Co., financial advisor to P.T.C. Bancorp (included as Annex C to the Proxy Statement/Prospectus that is part of the Registration Statement to which this Exhibit Index relates).

21        Subsidiaries of Indiana United Bancorp (incorporated by reference to
          Exhibit 21 to the Annual Report on Form 10-K of Indiana United Bancorp for the fiscal year ended December 31, 1996 (Commission
          File No. 0-12422)).

23.1*     Consent of David W. Harper, Esq. (included in Exhibit 5).

23.2*     Consent of Geo. S. Olive & Co., LLC.

23.3*     Consent of Crowe, Chizek and Company LLP.

23.4*     Consent of Stifel, Nicolaus & Company Incorporated.

23.5*     Consent of Traub & Co.

23.6*     Consent of Geo. S Olive & Co., LLC re: tax opinion (included in
          Exhibit 8.1)

23.7* Consent of Crowe, Chizek and Company LLP re: tax opinion (included in Exhibit 8.2).

24* Power of Attorney (included in the signature pages to this registration statement).

27        Financial Data Schedules.**

99.1*     Consent of persons about to become directors of Indiana United
          Bancorp.

99.2 Form of "lock-up" agreement among Indiana United Bancorp, P.T.C. Bancorp and William G. Barron.

99.3 Form of "lock-up" agreement among Indiana United Bancorp, P.T.C. Bancorp and Philip A. Frantz.

99.4 Form of "lock-up" agreement among Indiana United Bancorp, P.T.C. Bancorp and Robert E. Hoptry.

99.5 Form of "lock-up" agreement among Indiana United Bancorp, P.T.C. Bancorp and Martin G. Wilson.

99.6 Form of "lock-up" agreement among Indiana United Bancorp, P.T.C. Bancorp and Edward J. Zoeller.

99.7 Form of "lock-up" agreement among Indiana United Bancorp, P.T.C. Bancorp and John E. Back.

99.8 Form of "lock-up" agreement among Indiana United Bancorp, P.T.C. Bancorp and Dale J. Deffner.

99.9 Form of "lock-up" agreement among Indiana United Bancorp, P.T.C. Bancorp and Robert S. Dunevant.

99.10 Form of "lock-up" agreement among Indiana United Bancorp, P.T.C. Bancorp and James L. Saner.

99.11 Form of "lock-up" agreement among Indiana United Bancorp, P.T.C. Bancorp and Dale E. Smith.

______________________

*    Previously filed.

** Schedules are omitted because they are not required or applicable or the required information is shown in the financial statements or the notes thereto.